Exhibit 99.1
News Release
Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com

DIAMONDBACK ENERGY, INC. ANNOUNCES SECOND QUARTER 2014 FINANCIAL AND OPERATING RESULTS

MIDLAND, TX (Aug. 5, 2014) -- Diamondback Energy, Inc. (Nasdaq:FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the second quarter ended June 30, 2014.

HIGHLIGHTS

•	As previously reported in the Company’s interim operational update, Q2 2014 production increased 32% to 17.8 Mboe/d from Q1 2014 and 171% from Q2 2013.

•
Diamondback completed its second and third northern Martin County Wolfcamp B wells. The Mabee Breedlove 2302H and Mabee Breedlove 2202H wells in Martin County were drilled with an average lateral length of 7,331 feet. The average peak 30 day flowing 2-stream initial production (“IP”) rate to date for these wells was 684 boe/d (83% oil) with an average peak 24 hour flowing 2-stream IP rate of 927 boe/d (83% oil). Peak rates are typically not reached until the well is placed on artificial lift.

•
The UL Digger 502H, Diamondback’s second horizontal Clearfork shale well in Andrews County, had a 7,203 foot lateral completed with 31 stages, achieving a peak 24 hour 2-stream IP rate of 706 boe/d (94% oil) on electric submersible pump (ESP). The peak 30 day average 2-stream rate to date is 473 boe/d (91% oil) on ESP. This well tested the lower Clearfork shale, and appears even stronger than the initial successful horizontal test, which was drilled in the upper Clearfork shale. The company believes this confirms the economic viability of the play on Diamondback’s nearly 8,000 contiguous net acres in central Andrews County.

•
The Crystal A Unit 1H, 2H and 3H Wolfcamp B wells were drilled in a total of 38 days on Diamondback’s first three well pad in Upton County with an average lateral length of 4,852 feet. The Company estimates drilling and completion savings of $1.25 million to $1.5 million for the three well pad.

•	The Jacee C Unit 3H is the fastest 10,000 foot lateral drilled by Diamondback to date: 14 days to a total measured depth of 19,353 feet in Upton County.

•
During the second quarter of 2014, net income was $27.8 million, or $0.54 per diluted share. Net income for the second quarter includes a loss on commodity derivatives of $11.1 million and a loss on sale of assets of $1.4 million ($8 million net of tax), or $0.16 per diluted share. Without the impact of these items, net income for the second quarter of 2014 would have been $35.8 million, or $0.70 per diluted share.

•	EBITDA (as defined below) for the second quarter of 2014 was $103.1 million.

“I am very pleased with our success to date. We continue to execute, drilling a 10,000 foot lateral in 14 days, confirmed a new horizontal Lower Spraberry development zone in Upton County, and have had exciting results in the Clearfork shale in Andrews County,” stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice added, “We now have our fifth consecutive quarter of double digit production growth and expect to add our sixth and seventh horizontal rigs in the first quarter of 2015. I am proud of the effort Diamondback has made thus far and we have several significant tests upcoming later this year, including our first horizontal Cline well, our first horizontal Lower Spraberry wells in Martin and Andrews counties, first horizontal well (Wolfcamp B) on our recently acquired acreage in southwest Martin County, and our first operated stacked Wolfcamp B and Lower Spraberry well in Midland County.”

FINANCIAL HIGHLIGHTS
Second quarter 2014 income before income taxes was $43.0 million. During that same period, the Company’s net income after taxes was $27.8 million as compared to $23.6 million in the first quarter of 2014.

Second quarter 2014 EBITDA was $103.1 million and second quarter 2014 revenues were $127.0 million, compared to first quarter 2014 EBITDA of $81.3 million and first quarter 2014 revenues of $98.0 million. Discretionary cash flow was $85.1 million, $1.66 per diluted share, in the second quarter of 2014.

As of June 30, 2014, Diamondback had $37.0 million of cash on hand and had drawn $46.0 million on its secured revolving credit facility, which had a borrowing base of $350.0 million. The company subsequently reduced the outstanding balance to zero with a portion of the proceeds from the Viper Energy Partners equity offering in July.

Second quarter 2014 general and administrative expenses were $2.42/boe, which include non-cash stock based compensation, net of capitalized amounts of $1.1 million. Excluding stock based compensation from that metric would have resulted in general and administrative expenses of $1.73/boe.
During the second quarter of 2014, capital spent for drilling, completion and infrastructure was approximately $124.1 million.

FULL YEAR 2014 GUIDANCE

Below is our full year 2014 guidance, which was previously updated in our July 21, 2014 news release providing interim operational update.

2014 Guidance
	Diamondback excluding Viper	Viper Energy Partners	Diamondback Energy Inc

Total Net Production – MBoe/d	14.5 – 16.0	2.5 – 3.0	17.0 – 19.0

Unit costs ($/boe)
Lease operating expenses	$7.00 - $8.00	$0.00	$6.00 - $7.00
G&A	$2.50 - $3.50	$0.00	$2.00 - $3.00
DD&A	$22.00-$24.00	$26.00-$28.00	$23.00 - $25.00

Production and Ad Valorem Taxes (% of Revenue) (a)	7.0%	7.5%	7.1%

$ - million
Gross Horizontal Well Costs (b)	$6.9 - $7.4	n/a	$6.9 - $7.4
Horizontal Wells Drilled (net)	65-75 (52 – 60)	n/a	65-75 (52 – 60)
Gross Vertical Well Costs	$2.0 - $2.2	n/a	$2.0 - $2.2
Gross Vertical Wells Drilled (net)	20-25 (16 – 20)	n/a	20-25 (16 – 20)
Capital Expenditures	$425 - $475	n/a	$425 - $475
Interest Expense (net of interest income)	n/a	n/a	$36.0 - $38.0

a - Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.
b -Assumes a 7,500’ average lateral length.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the quarter on Wednesday, August 6, 2014 at 9:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and utilize the confirmation code 81183824. A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 81183824. The recording will be available from 12:00 p.m. CT on Wednesday, August 6, 2014 through Monday, August 11, 2014 at 10:59 p.m. CT. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. The webcast will be archived on the site.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas Company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback’s activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork and Cline formations.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future including those relating to Viper, are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues:
Oil and natural gas revenues	$127,004	$45,394	$225,008	$74,303
Operating Expenses:
Lease operating expense	10,496	5,495	18,411	10,403
Production and ad valorem taxes	8,554	2,788	14,396	4,742
Gathering and transportation expense	703	247	1,285	380
Depreciation, depletion and amortization	40,021	14,815	70,994	25,553
General and administrative	3,934	2,621	8,491	5,092
Asset retirement obligation accretion expense	104	45	176	88
Total expenses	63,812	26,011	113,753	46,258
Income from operations	63,192	19,383	111,255	28,045
Other income	30	388	60	777
Interest expense	(7,739)	(535)	(14,244)	(1,020)
Other expense	(1,408)	—	(1,408)	—
Non-cash gain (loss) on derivative instruments	(7,468)	3,893	(10,810)	5,428
Loss on derivative instruments, net	(3,620)	(856)	(4,676)	(2,399)
Total other income (expense)	(20,205)	2,890	(31,078)	2,786
Income before income taxes	42,987	22,273	80,177	30,831
Income tax provision	15,163	7,802	28,764	10,964
Net income	27,824	14,471	51,413	19,867
Less: Net income attributable to noncontrolling interest	71	—	71	—
Net income attributable to Diamondback Energy, Inc.	$27,753	$14,471	$51,342	$19,867

Basic earnings per common share	$0.55	$0.37	$1.03	$0.52

Diluted earnings per common share(1)	$0.54	$0.36	$1.02	$0.52

Weighted average number of basic shares outstanding	50,777	39,402	49,622	38,237

Weighted average number of diluted shares outstanding	51,142	39,719	50,047	38,477

¹The Company’s diluted earnings per common share is calculated in accordance with ASC 260, with an adjustment included for the awards issued by a consolidated subsidiary.

	Diamondback Energy, Inc.
	Selected Operating Data
	(unaudited, in thousands, except per BOE data)

		Three Months Ended June 30,		Six Months Ended June 30,
		2014	2013	2014	2013
	Production Data:
	Oil (MBbl)	1,211	447	2,171	748
	Natural gas (MMcf)	990	409	1,698	760
	Natural gas liquids (MBbls)	247	84	389	156
	Oil Equivalents (1)(2) (MBOE)	1,623	600	2,843	1,031
	Average daily production(2) (BOE/d)	17,836	6,590	15,706	5,694
	% Oil	75%	75%	76%	73%

	Average sales prices:
	Oil, realized ($/Bbl)	$95.19	$91.76	$94.46	$88.59
	Natural gas realized ($/Mcf)	4.38	4.08	4.51	3.71
	Natural gas liquids ($/Bbl)	29.92	31.91	31.62	33.38
	Average price realized ($/BOE)	78.25	75.70	79.15	72.10
	Oil, hedged(3) ($/Bbl)	92.2	89.84	92.3	85.38
	Average price, hedged(3) ($/BOE)	76.02	74.27	77.5	69.77

	Average costs per BOE:
	Lease operating expenses	$6.47	$9.16	$6.48	$10.09
	Production and ad valorem taxes	5.27	4.65	5.06	4.6
	Gathering and transportation expense	0.43	0.41	0.45	0.37
	Interest expense	4.77	0.89	5.01	0.99
	General and administrative(4)	2.42	4.37	2.99	4.94
	Depreciation, depletion, and amortization	24.66	24.71	24.97	24.8
	Total	$44.02	$44.19	$44.96	$45.79

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.
(3)
Hedged prices reflect the after effect of our commodity derivative transactions on our average sales prices. Our calculation of such after effects include realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

(4)
General and administrative includes non-cash stock based compensation, net of capitalized amounts, of $1,128 and $477 for the three months ended June 30, 2014 and 2013, respectively. Excluding stock based compensation from the above metric would have resulted in general and administrative cost per BOE of $1.73 and $3.58 for the three months ended June 30, 2014 and 2013, respectively. General and administrative includes non-cash stock based compensation, net of capitalized amounts, of $3,318 and $936 for the six months ended June 30, 2014 and 2013, respectively. Excluding stock based compensation from the above metric would have resulted in general and administrative cost per BOE of $1.82 and $4.03 for the six months ended June 30, 2014 and 2013, respectively.

Non-GAAP Financial Measures
Adjusted net income is a non-GAAP financial measure equal to net income attributable to Diamondback Energy, Inc. plus (gain) loss on derivative instruments, net, (gain) loss on sale of assets, net and related income tax adjustments. EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines EBITDA as net income plus non-cash (gain) loss on derivative instruments, net, loss on derivative instruments, net, interest expense, depreciation, depletion and amortization, non-cash stock-based compensation expense, capitalized stock-based compensation expense, asset retirement obligation accretion expense and deferred income tax provision. EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles, or GAAP. Management believes EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company excludes the items listed above from net income (loss) in arriving at EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of EBITDA. The Company’s computations of EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the non-GAAP financial measure of EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of EBITDA to Net Income
(unaudited, in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income	$27,824	$14,471	$51,413	$19,867
Non-cash (gain) loss on derivative instruments, net	7,468	(3,893)	10,810	(5,428)
Loss on derivative instruments, net	3,620	856	4,676	2,399
Interest expense	7,739	535	14,244	1,020
Depreciation, depletion and amortization	40,021	14,815	70,994	25,553
Non-cash stock-based compensation expense	2,777	700	6,033	1,356
Capitalized stock-based compensation expense	(1,649)	(223)	(2,715)	(420)
Asset retirement obligation accretion expense	104	45	176	88
Deferred income tax provision	15,163	7,802	28,764	10,964
EBITDA	$103,067	$35,108	$184,395	$55,399

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in thousands, except per share data)

Adjusted net income is a performance measure used by management to evaluate performance, prior to (gain) loss on derivatives, net and (gain) loss on sale of assets, net.

The following table presents a reconciliation of adjusted net income to net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to Diamondback Energy, Inc.	$27,753	$14,471	$51,342	$19,867
Plus:
(Gain) loss on derivative instruments, net	11,088	(3,037)	15,486	(3,029)
(Gain) loss on sale of assets, net	1,408	(21)	1,397	(30)
Income tax adjustment for above items	(4,408)	1,071	(6,057)	1,088
Adjusted net income	$35,841	$12,484	$62,168	$17,896

Adjusted net income per common share:
Basic	$0.71	$0.32	$1.25	$0.47
Diluted(1)	$0.70	$0.31	$1.24	$0.47
Weighted average common shares outstanding:
Basic	50,777	39,402	49,622	38,237
Diluted	51,142	39,719	50,047	38,477

¹The Company’s diluted earnings per common share is calculated in accordance with ASC 260, with an adjustment included for the awards issued by a consolidated subsidiary.

Diamondback Energy, Inc.
Reconciliation of Discretionary Cash Flow to Net Cash Flow from Operating Activities
(unaudited, in thousands)

“Discretionary cash flow” is used by the investment community as a financial indicator of an oil and natural gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Discretionary cash flow is also useful because it is widely used by professional research analysts in valuing, comparing, rating, and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Discretionary cash flow should not be considered an alternative to net cash provided by operating activities or net income, as defined by GAAP. Discretionary cash flow equals cash flows from operations before changes in operating assets and liabilities. Diamondback’s definition of discretionary cash flow may not be comparable to other similarly titled measures of other companies because all companies may not calculate discretionary cash flow in the same manner. The following table presents reconciliation of discretionary cash flow to net cash provided by operating activities.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net Income	$27,824	$14,471	$51,413	$19,867

Depreciation, depletion and amortization	40,021	14,815	70,994	25,553
Deferred income tax provision	15,163	7,802	28,764	10,964
Accretion expense	104	45	176	88
Non-cash stock based compensation	1,128	477	3,318	936
Non-cash (gain) loss on derivative instruments, net	7,468	(3,893)	10,810	(5,428)
Non-cash interest expense	(4,782)	(26)	946	318
Other non-cash operating items	(1,844)	(174)	(1,397)	(30)
Discretionary cash flow	85,082	33,517	165,024	52,268

Changes in working capital accounts	1,877	(378)	(6,597)	(2,470)

Net cash provided by operating activities	$86,959	$33,139	$158,427	$49,798

Discretionary cash flow per share:
Basic	$1.68	$0.85	$3.33	$1.37
Diluted	$1.66	$0.84	$3.30	$1.36
Weighted average common shares outstanding:
Basic	50,777	39,402	49,622	38,237
Diluted	51,142	39,719	50,047	38,477

Diamondback Energy, Inc.
Derivatives Information
(unaudited)

The table below provides data regarding the details of Diamondback’s current price swap contracts through 2015.
	Average Bbls	Average
Oil Swaps	Per Day	Price per Bbl
2014
Third Quarter-LLS	7,000	$98.64
Fourth Quarter-LLS	7,000	$98.64
2014 Average	7,000	$98.64
2015
First Quarter-LLS	3,344	$99.68
Second Quarter-LLS	330	$100.00
2015 Average	907	$99.71